M.D. LABS, INC.
                                1,300,000 Shares


                             UNDERWRITING AGREEMENT



                                                          ________________, 1996



Sentra Securities Corporation
2355 Northside Drive, Suite 200
San Diego, CA  92108


Spelman & Co., Inc.


2355 Northside Drive, Suite 200
San Diego, CA  92108

(As Representatives of the Several
Underwriters Named in Schedule 1 hereto)

Dear Sirs:

         M.D. Labs, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement (this "Agreement") with the several underwriters named in
Schedule 1 hereto (the "Underwriters"), for whom Sentra Securities Corporation and Spelman & Co., Inc. have been duly authorized to act as representatives (in such capacity, the "Representatives"), as set forth below:


                                   SECTION 1.
                           Description of Transaction

         The Company proposes to issue and sell to the Underwriters on the Closing Date (as defined below), pursuant to the terms and conditions of this Agreement, an aggregate of 1,300,000 shares ("Firm Shares") of the Company's Common Stock ("Common Stock") at a price of $____ per Share on the terms as hereinafter set forth. The Company also proposes to issue and sell to the several Underwriters on or after the Closing Date not more than 195,000 additional Shares if requested by the Representatives as provided in Section
3.02 of this Agreement (the "Option Shares"). The Firm Shares and any Option Shares are collectively referred to herein as the "Shares."

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
                                   SECTION 2.
                  Representations and Warranties of the Company

         In order to induce the Underwriters to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Underwriters that:


                  2.1 Registration Statement and Prospectus. A registration statement on Form SB- 2 (File No. 333-_______) with respect to the Shares, including the related prospectus, copies of which have heretofore been delivered by the Company to the Underwriters, has been filed by the Company in conformity with the requirements of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(a) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (b) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement on Form SB- 2 and all amendments thereto, including the prospectus, all exhibits and financial statements, as it becomes effective; the term "Preliminary Prospectus" means each prospectus included in said Registration Statement before it becomes effective; and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement when it becomes effective.


                  2.2 Accuracy of Registration Statement and Prospectus. Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus. When (a) any Preliminary Prospectus was filed with the Commission,
(b) the Registration Statement or any amendment thereto was or is declared effective, and (c) the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date the Prospectus, as amended or supplemented at any such time, such filing (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations") and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make
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

the statements therein not misleading in light of the circumstances under which they were made. The foregoing representation does not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.


                  2.3 Incorporation and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company.

                  2.4 Due Power and Authority. The Company has full corporate power to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles, and as rights to indemnity and contribution hereunder may be limited by applicable law.

                  2.5 Consents; No Defaults. The issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (a) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, or as may be required under the Act or under the securities or blue sky laws of any jurisdiction, or (b) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or the charter documents or bylaws of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company.

                  2.6 No Breach or Default. The Company is not in breach of any term or provision of its Certificate of Incorporation or Bylaws; no default exists, and no event has occurred which with notice or lapse of time or both, would constitute a default, in the Company's due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, note, bank loan or credit agreement or any other material agreement or instrument to

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
which the Company or its properties may be bound or affected in any respect which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company.

                  2.7 Licenses. Except as described in the Prospectus, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary for the conduct of its business, including without limitation the Food and Drug
Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the Environmental Protection Agency, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Registration Statement. Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated (except such additional actions as may be required by the National Association of Securities Dealers, Inc. or may be necessary to qualify the Common Stock for public offering under state securities or blue sky laws) has been obtained or made and each is in full force and effect.

                  2.8 Compliance with Laws. Except as disclosed in the Registration Statement and in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including but not limited to the Federal Food, Drug and Cosmetic
Act, the Nutrition Labeling and Education Act of 1990, and the Dietary Supplement Health and Education Act of 1994, which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company.

                  2.9 Existing Capital Structure and Shareholder Rights. The Company has an authorized, issued and outstanding capitalization as set forth in, and capital stock conforms in all material respects to the description contained in, the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. Except as described in the Registration Statement and in the Prospectus there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. No preemptive rights of shareholders exist with respect to any capital stock of the Company. No shareholder of the Company has any right pursuant to any
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

agreement which has not been waived or honored to require the Company to register the sale of any securities owned by such shareholder under the Act in the public offering contemplated herein except as disclosed in the Registration Statement. Other than MDLA, Inc. and Belnik Investment Group, Inc., the Company has no subsidiaries, and does not own any shares of stock or any other equity interest in any firm, partnership, association or other entity.

                  2.10 Authority for Issuance of Shares. The issuance of the Common Stock issuable in connection with the Shares has been duly authorized and at any Firm or Option Closing Date as defined herein after payment therefor in accordance herewith, such Common Stock will be validly issued, fully paid and nonassessable. The Shares will conform in all material respects with all statements with regard thereto in the Registration Statement and the Prospectus.

                  2.11 Title to Tangible Property. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company has good and marketable title to all items of personal property owned by the Company, free and clear of any security interest, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company.

                  2.12 Title to Intellectual Property. The Company owns the trademarks described in the Registration Statement to the extent described therein. The Company has applied for registration of the trademark "M.D. Labs." The Company does not own any patents. The Company owns or possesses, or can acquire on reasonable terms, all material, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its business, and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing intellectual property rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus.

                  2.13 Contract Rights. The agreements to which the Company is a
party  described  in  the  Registration   Statement  and  Prospectus  are  valid
agreements, enforceable by the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.
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                  2.14 No Market  Manipulation.  The  Company  has not taken nor will it take, directly or indirectly, any action designed to cause or result, or which might reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                  2.15 No Other Sales or Commissions. The Company has not since the filing of the Registration Statement (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, its capital stock or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company except for the sale of Shares by the Company under this Agreement.

                  2.16 Accuracy of Financial Statements. The financial statements and schedules of the Company included in the Registration Statement and the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, fairly present in all material respects the financial position of the Company and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise noted therein and include all financial information required to be included by the Act. The selected financial data set forth under the captions "PROSPECTUS SUMMARY--Summary Financial Information," "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Prospectus, or, if the Prospectus is not in existence the most recent Preliminary Prospectus, fairly present in all material respects, on the basis stated in the Prospectus or such Preliminary Prospectus, the information included therein.

                  2.17 Independent Public Accountant. Coopers & Lybrand L.L.P., which have certified or shall certify certain of the financial statements of the Company filed or to be filed as part of the Registration Statement and the Prospectus, are independent certified public accountants within the meaning of the Act and the Rules and Regulations.

                  2.18 Internal  Accounting.  The Company  maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  2.19 Litigation. Except as set forth in the Registration Statement and Prospectus, there is and at the Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which
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collectively  might  result in any  material  adverse  change  in the  condition
(financial or otherwise), the business or the prospects of the Company, or would have a material adverse effect on the properties or assets of the Company. The Company is not subject to the provisions of any injunction, judgement, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum, which might result in a material adverse change in the business, assets or condition of the Company.

                  2.20 No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (a) the Company has not incurred any material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, (b) there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business or transactions specifically described in the Registration Statement as it may be amended or supplemented,
(c) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity,
(d) the Company has not paid or declared any dividends or other distribution with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations, and (e) there has not been any change in the capital stock (other than the sale of the Common Stock hereunder or the exercise of outstanding stock options or warrants as described in the Registration Statement) or material increase in indebtedness of the Company. The Company does not have any known material contingent obligation which is not disclosed in the Registration Statement (or contained in the financial statements or related notes thereto), as such may be amended or supplemented.

                  2.21 Transactions With Affiliates. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus or if the Prospectus is not in existence the most recent Preliminary Prospectus, and except as may otherwise be indicated or contemplated herein or therein, (a) the Company has not entered into any transaction with an "affiliate" of the Company, as defined in the Act and the Rules and Regulations, or (b) declared, paid or made any dividend or distribution of any kind on or in connection with any class of its capital stock, and (c) the Company has no knowledge of any transaction between any affiliate of the Company and any significant customer or supplier of the Company, except in its ordinary course of business.

                  2.22   Insurance.   Except  as  otherwise   set  forth  in  or
contemplated by the Registration Statement and Prospectus, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, including without limitation products liability insurance; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue
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its  business  at a cost that  would not  materially  and  adversely  affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company.

                  2.23 Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable or adequate accruals have been set up to cover any such unpaid taxes, except for any such assessment, fine or penalty that is currently being contested in good faith.

                  2.24 Political Contributions. The Company has not directly or indirectly, (a) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal, state, local, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other such jurisdiction.

                  2.25 Relationships with Customers, Suppliers and Manufacturers. The Company does not currently have any written contracts with any of its customers, suppliers and manufacturers. The Company is in compliance with all oral agreements with its customers, suppliers and manufacturers. The Company has not received notice from any of its customers, suppliers and manufacturers alleging any breach of contract, representation or warranty which, in the aggregate, would have a material adverse effect on the financial condition or operations results of the Company.

                  2.26 Investment Company Act. The Company conducts its operations in a manner that does not subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                                   SECTION 3.
                    Purchase, Sale and Delivery of the Shares

                  3.1 Purchase of Firm Shares. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters named in Schedule I hereto, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $____ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto. The Company will make one or more certificates for Common Stock constituting the Firm Shares, in definitive form and in such denomination or denominations and registered in such name or names as the Representatives shall request upon notice to the Company at least 48 hours prior to the Firm Closing Date, available for checking and

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packaging by the  Representatives at the offices of the Company's transfer agent or registrar (or the correspondent or the agent of the Company's transfer agent or registrar) at least 24 hours prior to the Firm Closing Date. Payment for the Firm Shares shall be made by bank wire payable in same day funds to the order of the Company drawn to the order of the Company for the Firm Shares, against delivery of certificates therefor to the Representatives. Delivery of the documents, certificates and opinions described in Section 6 of this Agreement, the Firm Shares and payment for the Firm Shares and the Option Shares shall be made at the offices of Sentra Securities Corporation, 2355 Northside Drive, Suite 200, San Diego, California 92108, at 9:00 a.m., San Diego time, on the third full business day following the date hereof (on the fourth full business day if this Agreement is executed after 1:30 p.m., Arizona time), or at such other places, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date."

                  3.2  Over-Allotments;   Option  Shares.  For  the  purpose  of
covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants to you on behalf of the several Underwriters an option to purchase, severally and not jointly, the Option Shares. The purchase price to be paid for any Option Shares shall be the same price per share as the price per Share for the Firm Shares set forth above in Section 3.1, plus, if the purchase and sale of any Option Share takes place after the Firm Closing Date and after the Common Stock is trading "ex-dividend," an amount equal to the dividends payable on the Common Stock contained in such Option Shares. The option granted hereby may be exercised in the manner described below as to all or any part of the Option Shares from time to time within forty-five days after the date of the Prospectus. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Shares. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than seven business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Shares. Upon each exercise of the option as provided herein, subject to the terms and conditions herein set forth, the Company shall become obligated to sell to each of the several Underwriters, and each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Shares as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Shares, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Shares, one or more certificates for the Common Stock contained in such Option Shares, in definitive form, and payment therefore, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in Section 3.1, except that reference therein to the Firm Shares and the Firm Closing Date shall be deemed, for purposes of this Section 3.2, to refer to such Option Shares and Option Closing Date, respectively. No Option Shares shall be required to be, or be, sold and delivered unless the Firm Shares have been, or simultaneously are, sold and delivered as provided in this Agreement.

                  3.3 Default by an Underwriter. It is understood that you, individually and not as the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Shares to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

                                   SECTION 4.
                          Offering by the Underwriters

         Upon payment by the Underwriters of the purchase price of $____ per Share and the Company's authorization of the release of the Firm Shares, the several Underwriters shall offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering prices and other selling terms. If the option set forth in Section 3.2 of this Agreement is exercised, then upon the Company's authorization of the release of the Option Shares the several Underwriters shall offer such Shares for sale to the public upon the foregoing terms.

                                   SECTION 5.
                            Covenants of the Company

         Except as otherwise stated below, the Company covenants and agrees with each of the Underwriters that:

                  5.1 Company's Best Efforts to Cause Registration Statement to Become Effective. The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Common Stock is required to be delivered under the Act, the Company (a) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Common Stock in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (b) will not file with the Commission the prospectus or the amendment referred to in the second sentence of Section 2.1 hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement unless and until the Representatives have been advised of such proposed filing, has been furnished with a copy for a reasonable period of time prior to the proposed filing, and has given its consent to such filing, which shall not be unreasonably withheld or delayed.

                  5.2 Preparation and Filing of Amendments and Supplements. The Company will prepare and file with the Commission, in accordance with the Rules and Regulations of the Commission, promptly upon written request by the Representatives or counsel for the Representatives, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be reasonably necessary or advisable in connection with the distribution of the Shares by the several Underwriters, and the Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

                  5.3 Notice of Stop Orders. The Company will advise the Representatives promptly after receiving notice or obtaining knowledge of: (a) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto, or any order preventing or suspending the use of any Preliminary Prospectus of the Prospectus or any amendment or supplement thereto; (b) the suspension of the qualification of the Shares for offering or sale in any jurisdiction; (c) the institution, threatening or contemplation of any proceeding for any such purpose; or (d) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued to obtain the withdrawal thereof as promptly as possible.

                  5.4 Blue Sky Qualification. The Company will arrange and cooperate with counsel to the Representatives for the qualification of the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                  5.5 Post-Effective Amendments. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules or Regulations, the Company will promptly notify the Representatives thereof and, subject to Section 3 hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  5.6 Delivery of Prospectuses. The Company will, without charge, provide (a) to the Representatives and to counsel for the Representatives a signed copy of the Registration Statement originally filed with respect to the Shares and each amendment thereto (in each case including exhibits thereto), (b) to each other Underwriter so requesting in writing, a conformed copy of such Registration Statement and each amendment thereto (in each case without exhibits thereto) and (c) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.

                  5.7 Section 11(a) Financials. The Company will, as soon as practicable but in any event not later than 90 days after the period covered thereby, make generally available to its security holders and to the
Representatives a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  5.8 Application of Proceeds. The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus and Registration Statement and will not take any action that would cause it to become an investment company under the Investment Company Act of 1940, as amended.

                  5.9 Sales of Securities. The Company will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of one year after the date hereof, except (a) to the Underwriters pursuant to this Agreement and (b) options to any person pursuant to and in accordance with the Company's 1996 Stock Option Plan, as such plan is in effect on the date hereof, and provided that such person has delivered to the Representatives the agreement described in Section 7.8 of this Agreement.

                  5.10 Application to Nasdaq National Market. The Company will cause the Common Stock to be duly included for quotation on the Nasdaq National Market prior to the Closing Date. The Company will use its best efforts to ensure that the Common Stock remains included for quotation on the Nasdaq National Market following the Closing Date for a period of not less than three years.

                  5.11 Reports to Stockholders. So long as any Common Stock is outstanding until five years after the Closing Date, the Company will furnish to the Representatives (a) as soon as available a copy of each report of the Company mailed to stockholders and filed with the Commission and (b) from time to time such other information concerning the Company as the Representatives may reasonably request.

                  5.12 Delivery of Documents. At or prior to the Closing, the Company will deliver to the Representatives true and correct copies of the certificate of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Delaware, a good standing certificate from the Secretary of State of Delaware, dated no more than five business days prior to the Closing Date; true and correct copies of the bylaws of the Company, as amended, certified by the Secretary of the Company and true and correct copies of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement.

                  5.13 Underwriters' Warrant. On or prior to the Closing Date, the Company shall deliver to the Representatives warrants (the "Underwriter's Warrants"), at an aggregate purchase price of $100, to purchase Shares equal to 10% of the Firm Shares sold in the Offering, which Underwriter's Warrants shall be exercisable for a per Share exercise price equal to 120% of the per Share public offering price of the Firm Shares.

                  5.14 Cooperation With  Representatives' Due Diligence.  At all
times prior to the Closing Date, the Company will cooperate with the Representatives in such investigation as the Representatives may make or cause to be made of all the properties, business and operations of the Company in connection with the purchase and public offering of the Shares and the Company will make available to the Representatives in connection therewith such information in its possession as the Representatives may reasonably request.

                  5.15 Stock Transfer Agent. The Company has appointed Corporate Stock Transfer , Denver, Colorado, as Transfer Agent for the Common Stock. The Company will not change or terminate such appointment for a period of two years from the effective date without first obtaining the written consent of the Representatives, which consent shall not be unreasonably withheld.

                  5.16 Publicity. Prior to the Firm Closing Date, or the Option Closing Date, as the case may be, the Company shall not issue any press release or other communication directly or indirectly and shall hold no press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, liabilities and any of them, or this offering, without the prior written consent of the Representatives. If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the opinion of the

Representatives the market price of the Common Stock has been or is likely to be materially affected, regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus, the Company will, after written notice from the Representatives, evaluate the propriety of disseminating a press release or other public statement reasonably acceptable to the Representatives and their counsel, commenting on such rumor, publication or event.

                  5.17 Forecasts and Projections. For a period of two years from the effective date of the Registration Statement, the Company shall provide the Representatives with routine internal forecasts if any such reports are prepared by the Company for dissemination to the public.

                  5.18 Registration and Transfer of Trademarks. The Company will use its best efforts to register the trademark "M.D. Labs" and all other trademarks material to the operation of its business. The Company shall transfer and assign or caused to be transferred and assigned to it, all trademarks held or used by any of its subsidiaries or affiliated entities.

                                   SECTION 6.
                                    Expenses

                  6.1 Offering Expenses. The Company will pay upon demand all costs and expenses incident to the performance of the Company's obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (a) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Shares and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, and any blue sky memoranda, (b) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (c) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (d) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Common Stock, including transfer agent's and registrar's fees, (e) the qualification of the Shares under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Representatives relating thereto, (f) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares, (g) any listing fees for the quotation of the Common Stock on the Nasdaq National Market, (h) one-half the cost of placing "tombstone advertisements" in any publications which may be selected by the Representatives (provided that any such cost in excess of $5,000 shall require the consent of both the Company and the Representatives), and (i) all other advertising that has been approved in advance by the Company relating to the offering of the Shares (other than as shall have been specifically approved in writing by the Representatives to be paid for by the Underwriters). In addition to the foregoing, the Company agrees to pay to the Representatives a non-accountable expense allowance of 3% of the gross amount to be raised from the sale of the Shares hereunder, payable at the Closing(s), of which $25,000 has already been paid by the Company in connection with this offering. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than Section 7.6) hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall in no event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

                  6.2 Interim Indemnification. The Company agrees that as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8.1 hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in THE WALL STREET JOURNAL which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         The Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8.2 hereof, they will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                                   SECTION 7.
                   Conditions of the Underwriters' Obligations

         The obligations of the several Underwriters to purchase and pay for the Firm Shares shall be subject, unless waived by the Representatives in its sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

                  7.1 Effectiveness of Registration Statement. If the Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11 a.m., California time, on the date on which the amendment to the Registration Statement originally filed with respect to the Shares or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Shares has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) to the reasonable satisfaction of counsel for the underwriters.

                  7.2  Opinion  of  Counsel.  The  Representatives   shall  have
received an opinion, dated the Firm Closing Date, of Quarles & Brady, Phoenix, Arizona, counsel for the Company, to the effect that:

                           (a)  the  Company  has  been  duly  organized  and is
validly existing as a corporation in good standing under the laws of the State of Delaware, and duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

                           (b) the  Company  has the  corporate  power to own or
lease its properties; to conduct its business as described in the Registration Statement and the Prospectus; to enter into this Agreement and to carry out all of the terms and provisions hereof to be carried out by it;

                           (c) the Company has an  authorized  capital  stock as
set forth under the heading "CAPITALIZATION" in the Prospectus; effective upon the Closing all of the Company's shares have been duly authorized and validly issued and are fully paid and nonassessable; the shares have been duly authorized by all necessary corporate action of the Company, and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the shares have been duly authorized for quotation on the Nasdaq National Market; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                           (d) the capital stock of the Company conforms,  as to
legal matters, to the statements set forth under the heading "DESCRIPTION OF SECURITIES" in the Prospectus in all material respects;

                           (e) the execution and delivery of this Agreement have
been duly authorized by all necessary corporate action of the Company and this Agreement is a valid and binding obligation of the Company except as rights to indemnity and contribution thereunder may be limited by applicable federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

                           (f) no legal or governmental  proceedings are pending
to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company or with respect to any of its properties that can reasonably be expected to, or, if determined adversely to the Company, would, in any individual case or in the aggregate, result in any material adverse change in the business, financial condition or results of operations of the Company;

                           (g) no contract  or other  document is required to be
described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                           (h) the issuance,  offering and sale of the Shares by
the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this

Agreement and the consummation of the other transactions herein contemplated do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company is a party or by which the Company or any of its properties are bound, or the Certificate of Incorporation or Bylaws of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company;

                           (i) the Registration Statement is effective under the
Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued by the Commission, and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are threatened or contemplated by the Commission;

                           (j) the Registration Statement and the Prospectus and
each amendment or supplement thereto (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                           (k) the Company is not required,  and, if the Company
uses the proceeds of the sale of the Firm Shares and the Option Shares solely as described in the Prospectus, will not be required as a result of the sale of such Shares to be registered as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

                           (l) such  counsel  shall also state that they have no
reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in each case such counsel need not express any opinion as to the financial statements and other financial and statistical information contained therein.

In rendering any such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. The foregoing opinion may be limited to the laws of the United States, the laws of the State or Arizona and the General Corporation Law of the State of Delaware. With respect to certain regulatory compliance issues, such counsel may rely on the opinion of Bass & Ullman described in Section 7.3. References to the Registration Statement and the Prospectus in this Section 7.2 shall include any amendment or supplement thereto at the date of such opinion. Such counsel shall permit Luce, Forward, Hamilton & Scripps to rely upon such opinion in rendering its opinion in Section 7.4.


                           7.3 Opinion of Special Counsel.  The  Representatives
shall have received an opinion dated the Firm Closing Date, of Bass & Ullman, New York, New York, Special

Counsel for the Company, to the effect that:

                           (a) The  Company's  advertisements  and packaging for
its products comply in all material respects with applicable federal and state regulations.

                           (b)  The  Company  has  received  all   certificates,
authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary for the conduct of its business, including without limitation the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the Environmental Protection Agency, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Registration Statement. Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated has been obtained or made and each is in full force and effect.

                           (c) The  Company  is not in  violation  of any  laws,
ordinances, governmental rules or regulations relating to federal, state or foreign regulatory authorities necessary for the conduct of its business, including without limitation the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the Environmental
Protection Agency which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company.

                           (d) such  counsel  shall also state that they have no
reason to believe that the provisions of the Registration Statement under the captions entitled "PROSPECTUS SUMMARY -- The Company", "RISK FACTORS -- Absence of Clinical Studies and Scientific Review", "-- Effect of Discontinued Product", "-- Difficulty in Product Positioning", "-- Uncertainty and Potential Negative Effects of Government Regulations; Non-Compliance," and "BUSINESS "--Products" and " -- Proprietary Rights: Trade Name, Trademarks and Copyrights", and "--Government Regulation" as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in each case such counsel need not express any opinion as to the financial statements and other financial and statistical information contained therein.

                  7.4 Review by and Opinion of Representatives' Counsel. The Representatives shall have received an opinion, dated the Firm Closing Date, of Luce, Forward, Hamilton & Scripps LLP, counsel for the Representatives, with respect to certain matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and certificates as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  7.5 Accountant's Letter. The Representatives shall have received from Coopers & Lybrand L.L.P. a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:


                           (a) they are independent  accountants with respect to
the Company within the meaning of the Act and the Rules and Regulations;

                           (b)  in  their  opinion,   the  financial  statements
audited by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                           (c)  on  the  basis  of  a  reading  of  the  audited
financial statements of the Company, for the year ended May 31, 1996, and the unaudited financial statements of the Company for the period ended [August 31, 1996], and the notes thereto, carrying out certain specified procedures (which do not constitute an audit made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph, a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                                       (i)  the  unaudited  condensed  financial
statements of the Company included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and

                                       (ii) at a  specific  date not  more  than
five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or any decreases in net current assets or stockholders' equity of the Company, in each case compared with amounts shown on the [August 31, 1996] balance sheet included in the Registration Statement and the Prospectus, or for the period from [August 31, 1996] to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net sales, gross profit, selling, general and administrative expenses, employee plans and bonuses, income (loss) from operations, interest expenses, income (loss) before income taxes, provision (benefit) for income taxes, net income (loss) or net income (loss) per share of the Company, except in all instances for changes, decreases or increases set forth in such letter; and

                           (d)  they  have   carried   out   certain   specified
procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

         In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deems such explanation unnecessary, and such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

         References to the  Registration  Statement  and the  Prospectus in this
Section 7.5 with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.


                  7.6 Officer's Certificate. The Representatives shall have received a certificate, dated the Firm Closing Date, of the president and the principal financial or accounting officer of the Company to the effect that:

                           (a) the representations and warranties of the Company
in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made; and the Company has in all material respects performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                           (b) no stop order suspending the effectiveness of the
Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of their knowledge, are contemplated by the Commission; and

                           (c)  subsequent to the  respective  dates as of which
information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                  7.7 NASD Review. The NASD, upon review of the terms of the public offering of the Firm Shares and Option Shares, shall not have objected to the Underwriters' participation in such offering.

                  7.8 Lockups. The Representatives shall have received from each officer and director who owns the Company's Common Stock, or securities convertible into Common Stock, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell or grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock for a period of six months.

                  7.9 Due Diligence Examination. The counsel to the Representatives and other persons retained by the Representatives to conduct a due diligence investigation with respect to the offering, shall be reasonably satisfied with the results of their respective due diligence investigations.

                  7.10 Blue Sky Qualification. The Shares shall be qualified in such states as the Representatives may reasonably request pursuant to Section 5.4, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or Option Closing Date, as the case may be.

                  7.10 Other Documents. On or before the Firm Closing Date, the Representatives and counsel for the Representatives shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives. The Company shall furnish to the

Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and the counsel to the Representatives shall reasonably request.

         The respective obligations of the several Underwriters to purchase and pay for any Option Shares shall be subject, in the Representatives' discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the Firm Shares and the Firm Closing Date shall be deemed to refer to such Option Shares and the related Option Closing Date, respectively.

                                   SECTION 8.
                        Indemnification and Contribution

                  8.1 Indemnification by Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                           (a) any untrue  statement or alleged untrue statement
made by the Company in Section 2 of this Agreement;


                           (b) any untrue  statement or alleged untrue statement
of any material fact contained in (i) the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or


                           (c) the omission or alleged  omission to state in the
Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and provided further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5.5 of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                  8.2 Indemnification by Underwriters. Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company or any such controlling person of the Company may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (b) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary
Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading in light of the circumstances in which they are made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any director, officer or controlling person of the Company in connection with investigation or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. No Underwriter will, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company, any of its directors, any of its officers who signed the Registration Statement or any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company and each such director, officer and controlling person from all liability arising out of such claim, action, suit or proceeding.

                  8.3 Notice of Defense. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party (which may not be unreasonably withheld or delayed) under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (a) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel at any one time in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of Section 8.1, representing the indemnified parties under such Section 8.1 who are parties to such action or actions) or (b) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8 in which case the indemnified party may effect such a settlement without such consent.

                  8.4 Contribution. In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liability (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (a) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (b) if the allocation provided by the foregoing clause (a) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liability (or action in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable consideration referred to in the first sentence of this Section 8.4. Notwithstanding any other provision of this Section 8.4, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the underwriter discount on the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Agreement Among Underwriters. For purposes of this Section 8.4, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same right to contribution as the Company as the case may be.

                                   SECTION 9.
                             Default of Underwriters

         If one or more Underwriters default in their obligations to purchase Firm Shares, or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares, or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purpose and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any persons substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

                                   SECTION 10.
                                    Survival

         The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and directors and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (b) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation this Agreement.

                                   SECTION 11.
                                   Termination

                  11.1 By Representatives. This Agreement may be terminated with respect to the Firm Shares or any Option Shares in the sole discretion of the Representatives by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing date or such Option Closing Date, respectively:

                           (a) the Company  shall have  sustained  any  material
loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including financial or otherwise), in the business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                           (b)  trading  in the  Common  Stock  shall  have been
suspended by the Commission or the National Association of Securities Dealers Automated Quotation National Market or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market system;

                           (c) a banking  moratorium shall have been declared by
New York, Arizona, or United States authorities; or

                           (d)  there   shall  have  been  (i)  an  outbreak  or
escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (iii) any other calamity or crisis having an effect on the financial markets that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

                  11.2 Effect of Termination Hereunder. Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party, except as provided in Section 10 hereof.

                                   SECTION 12.
                      Information Supplied by Underwriters

         The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus, to the extent such statements relate to the Underwriters constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Section 8 and 10 hereof. The Underwriters represent and warrant to the Company that such statements, to such extent, are correct as of the date hereof and at each Closing Date.

                                   SECTION 13.
                                     Notices

         All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed (certified or registered mail, postage prepaid, return receipt requested) or delivered or sent by facsimile transmission and confirmed in writing to Sentra Securities Corporation, 2355 Northside Drive, Suite 200, San Diego, California 92108, Attention: Mr. Jason Rogers (with a copy to Dennis J. Doucette, Esq., Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, CA 92101), if sent to the Company, shall be mailed (certified or registered mail, postage prepaid, return receipt requested), delivered or sent by facsimile transmission and confirmed in writing to the Company at 1719 W. University, Ste. 187, Tempe, Arizona 85281,
Attention: Mr. Hooman Nikzad, (with a copy to P. Robert Moya, Esq., Quarles & Brady, One E. Camelback Road, Suite 400, Phoenix, Arizona 85012). Notices shall be effective if mailed, 48 hours after deposit in the mail properly addressed, sent by facsimile, upon receipt and in any other instance, when delivered.

                                   SECTION 14.
                                   Successors

         This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (b) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase.

                                   SECTION 15.
                                 Applicable Law

         The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of California without giving effect to any provisions relating to conflicts of laws.

                                   SECTION 16.
                                  Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, and each of the several Underwriters.

                                          Very truly yours,

                                          M.D. LABS, INC.


                                          By:_________________________________
                                               Hooman Nikzad
                                               Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Sentra Securities Corporation
Spelman & Co., Inc.
(As  Representatives of the several
  Underwriters named in Schedule 1 hereto)


By:______________________________________
        Richard P. Woltman, President

                                   SCHEDULE 1

                                  UNDERWRITERS


                                                      Number of Firm Shares
Underwriter                                              to be purchased
-----------                                              ---------------

Sentra Securities Corporation

Spelman & Co., Inc.





         Total                                               __________